Exhibit 10.1

November 21, 2011

Transdel Pharmaceuticals, Inc.

610-C East Palomar Street

Chula Vista, CA 91911

Attn:  Terry Nida, Interim Chief Executive Officer

Re:

Secured Line of Credit

Ladies and Gentlemen:

We advise you that DermaStar International, LLC (“Lender”) is prepared to make a secured line of credit available to Transdel Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), with aggregate advances (each an “Advance” and collectively, the “Loan”) thereunder up to (but not exceeding) an aggregate principal amount of $750,000.  The terms and conditions of the line of credit are as follows:

Availability:

The Loan may be drawn down under this line of credit during the period beginning on the date of the Final Dismissal Order through November 21, 2012, subject to prior receipt of any required documentation specified herein and satisfaction of any other conditions.  Advances shall be in a minimum of $50,000 and in multiples thereof.  This is not a revolving line of credit, and any amount of the Loan repaid may not be reborrowed.

“Final Dismissal Order” shall mean an order entered by the U.S. Bankruptcy Court for the Southern District of California dismissing Borrower’s voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code, Case No. 11-10497-11, and for which no appeal has been timely filed, or if a timely appeal or a request for extension of time within which to file such an appeal has been filed, no stay of enforcement or effectiveness of such order has been entered within the initial period to timely file such appeal.

Repayment:

The outstanding principal of the Loan will be due and payable on the earlier of (a) November 21, 2012 or (b) upon the occurrence of an Event of Default.

Optional

Prepayment:

Borrower may prepay the Loan, together with accrued interest, in full or in part at any time without any prepayment penalty or premium.  Borrower shall indicate which Advances are being prepaid in connection with any partial prepayment.

Interest:

The Loan will bear interest at the rate of 10% per annum.  Borrower agrees to pay interest on the Loan on the date of any prepayment, on the last Business Day of each calendar quarter, and at maturity.  If any principal or other amount payable by Borrower under this letter agreement (this “Agreement”) or under any other Loan Document (as defined below) is not paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower agrees to pay interest on such unpaid amount, from the date such amount becomes due until the date such amount is paid in full, on demand of Lender, at a rate per annum which is 2% higher than the rate of interest set forth in the first sentence above (the “Default Rate”).  Additionally, upon the occurrence and during the continuation of any Event of Default (as defined in the Notes referred to below), the interest rate hereunder will be increased to the Default Rate.  All interest will be computed on the basis of a 365-day (or 366-day) year and the actual number of days elapsed.  Payment of any such interest at the Default Rate will not constitute a waiver of any Event of Default and will be without prejudice to the right of Lender to exercise any of its rights and remedies under the Loan Documents.  In no event will Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law.  (As used herein, “Loan Documents” means this Agreement, the Notes, the Collateral Documents referred to below, any guaranty, any subordination or intercreditor agreements, and all other certificates, documents, agreements and instruments delivered by Borrower or any other person or entity (“Person”) to Lender under or in connection with this Agreement).

Transdel Pharmaceuticals, Inc.
November 21, 2011

Use of Proceeds:

Borrower agrees to use the proceeds of the Loan only for the following purposes:

(a)

with respect to the first three Advances:

(1)

payment of administrative claims in connection with the Dismissal and the Chapter 11 Case;

(2)

payment of priority claims to the following creditors of Borrower in connection with the Dismissal, conditioned upon receipt by Lender of a Mutual General Release of Claims executed by each such creditor, in a form acceptable to Lender:  Schupp, $8,852.02; Bonfliglio, $11,725; Lomoro, $11,725; Nida, $11,725; Fernando, $3,995.42;

(3)

payment of taxes and other charges and assessments to the U.S. Internal Revenue Service, including the reservation of $32,482.04 for payment of such taxes which are being contested in good faith; and

(4)

(i) payment of legal and accounting fees and expenses of Lender as provided in “Expenses” below and as provided in Section 5.2 of that certain Securities Purchaser Agreement by and between Borrower and Lender dated of even date herewith, and (ii) payment of legal and accounting fees and expenses of Borrower in connection with the preparation, review and audit of Borrower’s financial statements and the preparation and filing of any reports, forms, schedules, statements and other documents required by be filed by Borrower under U.S. federal and state securities laws and regulations; and

(b)

with respect to each subsequent Advance, for other working capital and general business purposes, as approved in advance by Lender.

Requests for

Advances

Each Advance request must be in writing and received by Lender by 12:00 noon Pacific time at least three Business Days prior to the Business Day of the requested Advance.  Lender will have the right to request that Borrower furnish Lender with such additional information and documentation with respect to the Advance as Lender requests.  Upon fulfillment of the applicable conditions set forth herein, Lender will make the requested Advance available to Borrower in accordance with the payment instructions provided to Lender, provided that Lender reserves the right to make direct payment to any intended recipient of proceeds of the Advances.  (As used herein, a “Business Day” is a day other than a Saturday or a Sunday on which banks are open for business in California.)

Conditions to First

Advance:

Before Lender is required to make the first Advance to Borrower hereunder, Lender must have received, the items below, in form and substance satisfactory to Lender:

(a)

the following documents duly exected by Borrower (together with any other agreement pursuant to which Borrower or any other Person provides a lien on its assets in favor of Lender (or any collateral agent on its behalf), and all filings, documents and agreements made or delivered pursuant thereto, the “Collateral Documents”): (i) a security agreement (the “Security Agreement”) under which Borrower grants to Lender (or any collateral agent on its behalf) a blanket security interest in its property; and (ii) an intellectual property security agreement (the “Intellectual Property Security Agreement”) under which Borrower grants to Lender a security interest in its copyright registrations, copyright applications, patents, patent applications, trademarks and trademark applications;

Transdel Pharmaceuticals, Inc.
November 21, 2011

(b)

(i) confirmation that all UCC-1 financing statements necessary or appropriate in the opinion of Lender to perfect the lien of Lender (or any collateral agent on its behalf) in the collateral have been accepted for filing; (ii) such lien searches as Lender has requested; (iii) evidence that all other actions necessary or appropriate in the opinion of Lender to perfect and protect its liens on the collateral have been taken (including any account control agreements requested by Lender); and (iv) evidence of satisfactory insurance coverage, together with evidence that Lender (or any collateral agent on its behalf) has been named as loss payee under all policies of property insurance and as additional insured under all policies of liability insurance;

(c)

a certificate of the Secretary or other appropriate officer of Borrower, certifying (i) copies of the certificate or articles of incorporation and bylaws, or other applicable organizational documents, of Borrower and the resolutions adopted by Borrower and other actions taken or adopted by Borrower (or any shareholders of Borrower) authorizing the Loan Documents to which it is a party, and (ii) the incumbency, authority and signatures of each officer of Borrower authorized to execute and deliver the Loan Documents and act with respect thereto;

(d)

a certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and the jurisdiction in which its chief executive office or principal place of business is situated (if different from its jurisdiction of organization);

(e)

evidence that all approvals or consents of any other Person required in connection with the Loan Documents have been obtained; and

(f)

evidence of the Final Dismissal Order.

Additional

Conditions for

Each Advance

In addition, prior to making any Advance hereunder (including the first Advance):

(a)

the Borrower must have executed and delivered to Lender any other documents and information (including financial information with respect to Borrower), in form and substance satisfactory to Lender, as it may require;

(b)

the Borrower shall have executed and delivered to Lender a Note in form of Exhibit A hereto evidencing such Advance;

(c)

each representation and warranty set forth in such Note and each existing Note (if any) must be true and correct as if made on the date of such Advance;

(d)

no Event of Default (as defined in such Note and each existing Note (if any) and the Collateral Documents), or event or condition which with notice or lapse of time or both would constitute an Event of Default, exists on the date of such Advance;

(e)

no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect (as defined in such Note, each existing Note (if any));

(f)

Borrower shall not have been named as a defendant in any legal action brought by (i) any current or former employee, executive officer or director of Borrower or (ii) any third party with whom Borrower had entered into any agreement or contract (including any oral contract) prior to the date of the Final Dismissal Order;

(g)

Borrower shall have requested the Advance in compliance with the heading “Requests for Advance”; and

(h)

Borrower shall have delivered such other documents (including legal opinions) as Lender may request.

Transdel Pharmaceuticals, Inc.
November 21, 2011

Notices:

All notices and other communications provided for hereunder and under the other Loan Documents must, unless otherwise stated herein or therein, be in writing (including by facsimile transmission and by electronic mail) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other party hereto.  All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent; provided, however, that any notices and communications from Borrower to Lender requesting any Advance will not be effective until received.  Electronic mail may be used only for routine communications, such as financial statements and other information documents, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Expenses:

Borrower agrees to pay on demand:  (i) the reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of its legal counsel, in connection with the formation of Lender, the negotiation, preparation, execution and delivery of the Loan Documents, and any amendments, modifications or waivers of the Loan Documents; (ii) all audits, appraisals, consultants, search, recording, filing and similar costs, fees and expenses of Lender in connection with the Loan Documents; and (iii) all costs and expenses of Lender, and fees and disbursements of its legal counsel, in connection with (A) any Events of Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, (C) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, and (D) the preservation of and realization upon any collateral.  Lender may withhold any reasonable fees and expenses described above from any Advance proceeds and may make direct payment of such fees and expenses to any intended recipient of such Advance proceeds.

Governing Law:

This Agreement will be governed by, and construed in accordance with, California law.

Amendments:

No amendment or waiver of any provision of this Agreement, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Entire Agreement;

No Assignment:

The Loan Documents reflect the entire agreement between Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.  This Agreement is not assignable by Borrower and is intended to be solely for the benefit of the parties hereto.

[Signature pages follow.]

Transdel Pharmaceuticals, Inc.
November 21, 2011

This Agreement shall not become effective unless Lender receives at the address shown below an executed counterpart of this Agreement from Borrower prior to 5:00 p.m. _________ time on _________, ___ (which may be by facsimile transmission).  Upon receipt of such executed counterpart, this Agreement shall become a binding agreement between Lender and Borrower.

Very truly yours,

DERMASTAR INTERNATIONAL, LLC

By	/s/ Mark. L Baum
Name	Mark L. Baum
Title	Managing Member
Address:

Attn.	Mark L. Baum
Email:
Facsimile:

Transdel Pharmaceuticals, Inc.
November 21, 2011

Acknowledged and Agreed:

TRANSDEL PHARMACEUTICALS, INC.

By	/s/ Terry Nida
Name	Terry Nida
Title
Address:

Attn.
Email:
Facsimile:

Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS.  IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

SECURED PROMISSORY NOTE

Chula Vista, California
$[________]	[_______________]

FOR VALUE RECEIVED, the undersigned, Transdel Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of DermaStar International, LLC (“Lender”), on November 21, 2012, the principal amount of [___________] Dollars ($[______]), and to pay interest on the unpaid principal amount of at the interest rate, and payable on the dates, set forth in the letter agreement dated as of November [__], 2011 (the “Agreement”) between Borrower and Lender.  Capitalized but undefined terms used herein shall have the meanings given to such terms in the Agreement.

Each payment of principal and interest thereon, shall be recorded by Lender on its books, which recordations shall, in the absence of manifest error, be conclusive as to such matters; provided that the failure of Lender to make any such recordation or any error therein shall not limit or otherwise affect the obligations of Borrower hereunder.

This Note is subject to prepayment in whole or in part as provided in the Agreement.

All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, to Lender, in accordance with Lender’s payment instructions.

Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

Borrower agrees to make all payments under this Note without setoff or deduction (whether for taxes or otherwise) and regardless of any counterclaim or defense.

Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of this Note or, if it exceeds the unpaid principal, applied to any other Note or refunded to Borrower.  In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the stated term of this Note.

The request of Borrower for the Advance evidenced by this Note and the receipt by Borrower of the proceeds thereof shall be deemed a representation by Borrower as of the date of each such request or receipt that:  (i) Borrower is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents; (ii) the execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action of Borrower and do not and will not (A) contravene the terms of the articles or certificate of incorporation, or bylaws, or other applicable organizational documents, of Borrower, or result in a breach of or constitute a default under any lease, instrument, contract or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (B) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower; (iii) this Note and the other Loan Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms; (iv) Borrower has no subsidiaries.

So long as any amount payable by Borrower hereunder shall remain unpaid: (i) Borrower shall furnish to Lender from time to time such information respecting Borrower’s financial condition as Lender may from time to time reasonably request; (ii) Borrower shall maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by Borrower; (iii) Borrower shall not (A) enter into any consolidation, merger, or other combination, (B) become a partner in a partnership, a member of a joint venture, or a member of a limited liability company, or (C) sell, license, transfer or otherwise dispose of any interest in any of Borrower’s assets, except for sales of inventory in the ordinary course of business, licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business and sales of obsolete equipment; (iv) Borrower shall not acquire or commit or agree to acquire all or any stock, securities or assets of any other Person (as defined in the Agreement) other than inventory and equipment acquired in the ordinary course of business; (v) Borrower shall not declare or pay any dividends or make any distribution on any of its capital stock or other ownership interests, and also shall not purchase, redeem or otherwise acquire for value any of its capital stock or other ownership interests; (vi) Borrower shall not create or suffer to exist any lien or security interest on any of its assets except as permitted under the Collateral Documents; (vii) Borrower shall not incur any indebtedness other than Permitted Debt (as defined below); (viii) Borrower shall not prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Permitted Debt, or amend, modify or otherwise change the terms of any Permitted Debt so as to accelerate the scheduled repayment thereof; (ix) Borrower shall not make any loans or other extensions of credit to, or guaranty the obligations of, or invest in, any other Person; (x) Borrower shall not incorporate, create, acquire or suffer to exist any subsidiaries; and (xi) Borrower shall not enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the date hereof.  (As used herein, “Permitted Debt” means the indebtedness owing to Pavel Ladonnikov existing as of the date hereof, the Loan, unsecured liabilities to trade creditors (not the result of the borrowing of money) incurred in connection with the acquisition of goods, supplies, or merchandise on normal trade credit in the ordinary course of business, other current liabilities incurred in the ordinary course of business and not incurred through the borrowing of money, lease obligations incurred in the ordinary course of business, and obligations in respect of taxes or other governmental charges which are not yet due or which are being contested in good faith by appropriate proceedings.)

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(1)

the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Note;

(2)

any representation or warranty by Borrower under or in connection with any Loan Document shall prove to have been incorrect when made or deemed made;

(3)

the breach of any other condition or obligation under this Note;

(4)

the filing of a petition by or against Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the “Bankruptcy Code”), or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Borrower; or the insolvency of Borrower; or the making of a general assignment for the benefit of creditors by Borrower;

(5)

any breach or default occurs under any agreement in connection with any other credit Borrower has obtained from any other Person or which Borrower has guaranteed, the effect of which is to accelerate or permit the acceleration of the maturity of such indebtedness;

(6)

Borrower shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this paragraph;

(7)

there is a change in the record or beneficial ownership or control of more than 20% of the voting capital stock of and other voting ownership interests in Borrower compared to such ownership on the date hereof, other than purchases of voting capital stock by Lender;

(8)

the occurrence or existence of any event or condition that has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations, condition (financial or otherwise) or prospects of Borrower (a “Material Adverse Effect”);

(9)

any of the Loan Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower or any other Person shall contest in any manner the validity or enforceability thereof, or Borrower or any other Person shall deny that it has any further liability or obligation thereunder or purports to revoke, terminate or rescind any provision thereof;

(10)

Borrower or any other Person shall fail to perform or observe any term, covenant or agreement contained in the Collateral Documents on its part to be performed or observed and any such failure shall remain unremedied beyond the applicable grace period, if any, specified therein (unless Lender determines that such failure is not capable of remedy);

(11)

 any “Event of Default” under any Collateral Document shall have occurred and be continuing; or any Collateral Document for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority lien on and security interest in any of the collateral purported to be covered thereby; or

(12)

Borrower shall be named as a defendant in any legal action brought by (i) any current or former employee, executive officer or director of Borrower or (ii) any third party with whom Borrower had entered into any agreement or contract (including any oral contract) prior to the date of the Final Dismissal Order.

Upon the occurrence and continuance of any Event of Default, Lender, at its option, may (i) by notice to Borrower, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of Lender’s rights and remedies under any Collateral Document and any guaranty, and proceed to enforce all other rights and remedies available to Lender under applicable law.

Borrower hereby waives presentment, protest, demand, or other notice of any kind in connection with this Note.

No failure or delay by Lender in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies of Lender provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law.

If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.

No amendment or waiver of any provision of this Note, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Note shall be binding upon, inure to the benefit of and be enforceable by Borrower, Lender and their respective successors and assigns.

Borrower shall maintain a register in which it will record the initial ownership of this Note and any changes in ownership of this Note which occur as permitted by and in compliance with the terms hereof.

Borrower shall not have the right to assign its rights and obligations hereunder or any interest herein or therein without the prior written consent of Lender.  Lender may sell, assign, transfer or grant participations in all or any portion of Lender’s rights and obligations hereunder. In the event of any such assignment the assignee shall be deemed the “Lender” for all purposes of this Note and any other documents and instruments relating hereto with respect to the rights and obligations assigned to it.  Borrower agrees that in connection with any such grant or assignment, Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to Borrower.

Time is of the essence for the performance of each and every obligation under this Note.

As provided in the Agreement, Borrower shall pay on demand all costs and expenses of Lender, and fees and disbursements of its legal counsel, incurred in connection with the enforcement or attempted enforcement of this Note.

This Note is secured by certain collateral more specifically described in the Collateral Documents.

This Note shall be shall be governed by, and construed in accordance with, California law.  Borrower hereby submits to the nonexclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purposes of all legal proceedings arising out of or relating to this Note and any other Loan Documents.  Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER, HEREBY AGREE AS FOLLOWS:

(1) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBPARAGRAPH 2 BELOW, ANY CLAIM WILL BE RESOLVED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.

(2) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF), (C) APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS).  THIS NOTE DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS NOTE.

(3) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(4) ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(5) THE REFEREE SHALL APPLY THE RULES OF DISCOVERY AND EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA TO THE REFERENCE PROCEEDING AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

TRANSDEL PHARMACEUTICALS, INC.

By  _______________________________________________

Name  ____________________________________________

Title  _____________________________________________